UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

THERMADYNE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13023	74-2482571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on October 17, 2011, Steven A. Schumm stepped down as the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer, and its principal financial and accounting officer, in order to pursue other interests. On November 7, 2011, the Company, Thermadyne Technologies Holdings, Inc., the Company’s parent company (“Technologies,” and together with the Company, the “Employers”), and Mr. Schumm entered into a Separation and Release, Consulting Agreement and Stock Repurchase Agreement (the “Agreement”). Under the Agreement, Mr. Schumm ceased to hold any position as an officer of the Employers as of October 17, 2011 (the “Separation Date”); however he has agreed to make himself available to the Company as a consultant on an as-needed basis for the period beginning on October 18, 2011 and ending on December 31, 2011 (the “Consulting Period”). During the Consulting Period, Mr. Schumm will be paid an aggregate sum of $69,955 for his services, such amount to be paid in equal installments in accordance with the Company’s regular payroll practices.

The agreement also provides that Mr. Schumm will be paid $345,050, payable in installments in accordance with the Company’s usual payroll practices for a period of 12 months, as well as various additional lump sum payments in an aggregate amount of $501,192. All of the foregoing payments to be made pursuant to the Agreement are subject to applicable tax and other payroll withholdings.

Further, pursuant to the Agreement, Mr. Schumm agreed to accept the sum of $519,128 as payment for all of his shares of Series A Preferred Stock and Common Stock of Technologies, the closing of such transaction to occur on January 13, 2012. Lastly, pursuant to the Agreement, all of the options to purchase shares of common stock of Technologies that were owned by Mr. Schumm on the Separation Date were deemed forfeited as of that date.

The Agreement contains a customary release pursuant to which Mr. Schumm agreed to waive certain claims that he may have against the Employers, and Mr. Schumm also agreed to certain customary non-competition arrangements for the duration of the Consulting Period as well as a period of 24 months thereafter.

The above description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is filed herewith at Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation and Release, Consulting Agreement and Stock Repurchase Agreement, dated as of November 7, 2011 by and between the Company, Thermadyne Technologies Holdings, Inc. and Steven A. Schumm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION

Date: November 14, 2011	By:	/s/ Martin Quinn
	Name:	Martin Quinn
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release, Consulting Agreement and Stock Repurchase Agreement, dated as of November 7, 2011 by and between the Company, Thermadyne Technologies Holdings, Inc. and Steven A. Schumm.